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                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
JEM Brands, Inc.:

We consent to the use of our report dated September 17, 1997, relating to the consolidated financial statements of JEM Brands, Inc. and subsidiary included herein and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG Peat Marwick LLP
New Orleans, Louisiana
February 4, 1998